 As filed with the Securities and Exchange Commission on September 12, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RRsat Global Communications Network Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

RRsat Building, Hanegev Street, POB 1056
Airport City 70100, Israel	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan, as amended
(Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(Name and address of agent for service)

302-738-6680
(Telephone number, including area code, of agent for service)

Copy to:

Tuvia J. Geffen, Adv. Naschitz, Brandes & Co. 5 Tuval Street Tel Aviv 67897, Israel Telephone: (972) 3-623-5000 Facsimile: (972) 3-623-5005	Andrew D. Thorpe, Esq. Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 Telephone: 415-773-5700 Facsimile: 415-773-5759

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary shares, par value NIS 0.01per share	200,000	(3)	$7.68	$1,536,000	$209.51

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (this "Registration Statement") shall also cover an additional indeterminable number of ordinary shares which become issuable under the above-named plan by reason of any future share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding ordinary shares.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon $7.68, the average of the high and low sales prices of the registrant's ordinary shares on the NASDAQ Global Select Market on September 11, 2013.

(3)
Additional ordinary shares authorized for issuance pursuant to awards made under the RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan as a result of a recent amendment to the Plan.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 200,000 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), of RRsat Global Communications Network Ltd. (the “Registrant”) for issuance pursuant to awards under the RRsat Global Communications Network Ltd.2006 Israel Equity Incentive Plan, as amended (the “Plan”).  In accordance with General Instruction E of Form S-8, the contents of (i) the Registrant's Registration Statement on Form S-8 (File No. 333-140936), filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2007, to register 441,000 Ordinary Shares for issuance pursuant to awards under such Plan, (ii) the Registrant's Registration Statement on Form S-8 (File No. 333-175357), filed with the Commission on July 6, 2011, to register 520,397 Ordinary Shares for issuance pursuant to awards under such Plan, and (iii) the Registrant's Registration Statement on Form S-8 (File No. 333-183324), filed with the Commission on August 15, 2012, to register 520,397 Ordinary Shares for issuance pursuant to awards under such Plan, are incorporated herein by reference.  On August 27, 2013, the Registrant amended the Plan to increase the number of Ordinary Shares that may be issued under the Plan to 1,681,794 Ordinary Shares from 1,481,794 Ordinary Shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

The following documents and information filed with the Commission by the Registrant are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2012;

•
the Registrant's Reports on Form 6-K furnished to the Commission on April 8, 2013, April 9, 2013, April 22, 2013, April 23, 2013, May 9, 2013, June 13, 2013, June 24, 2013, July 1, 2013, August 8, 2013, August 15, 2013, September 3, 2013 and September 11, 2013;

•
the description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33085) filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, on October 13, 2006.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof (in the case of any Report on Form 6-K, if and to the extent the Registrant identifies in the Report that it is being incorporated by reference herein) from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                                Exhibits.

The following exhibits are filed herewith as part of this Registration Statement.

Exhibit No.	Description

4.1
Memorandum of Association of the Registrant and an amendment thereto (translated from Hebrew)(incorporated herein by reference to Exhibit 3.1 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.2
Amendment to Memorandum of Association of the Registrant (translated from Hebrew)(incorporated herein by reference to Exhibit 3.5 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.3
Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.3 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2012, filed on March 11, 2013).

4.4
RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.5
Amendment to RRsat Global Communications Network Ltd.2006 Israel Equity Incentive Plan, dated May 15, 2011 (incorporated herein by reference to Exhibit 4.4 to the Registrant's Form S-8, Commission File No. 333-175357, filed on July 6, 2011).

4.6
Amendment No. 2 to RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan, dated June 26, 2012 (incorporated herein by reference to Exhibit 4.6 to the Registrant's Form S-8, Commission File No. 333-183324, filed on August 15, 2012).

4.7	Amendment No. 3 to RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan, dated August 27, 2013.

5.1	Opinion of Naschitz, Brandes & Co., Advocates.

23.1	Consent of Naschitz, Brandes & Co., Advocates (included in Exhibit 5.1).

23.2	Consent of Somekh Chaikin, Member Firm of KPMG International, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Airport City, Israel, on September 12, 2013.

RRsat Global Communications Network Ltd.

By:	/s/ Shmuel Koren
Shmuel Koren
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DR. SHLOMO SHAMIR, AVI COHEN and SHMULIK KOREN, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Shlomo Shamir	Chairman of the Board	September 12, 2013
Dr. Shlomo Shamir

/s/ Avi Cohen	Chief Executive Officer	September 12, 2013
Avi Cohen	(Principal Executive Officer)

/s/ Shmulik Koren	Chief Financial Officer	September 12, 2013
Shmulik Koren	(Principal Financial and Accounting Officer)

/s/ David Assia	Director	September 12, 2013
David Assia

/s/ Amit Ben-Yehuda	Director	September 12, 2013
Amit Ben-Yehuda

/s/ Vered Levy-Ron	Director	September 12, 2013
Vered Levy-Ron

/s/ Alex Milner	Director	September 12, 2013
Alex Milner

/s/ Ron Oren	Director	September 12, 2013
Ron Oren

/s/ David Rivel	Director	September 12, 2013
David Rivel

/s/ Yosi Shahror	Director	September 12, 2013
Yosi Shahror

/s/ Guy Vaadia	Director	September 12, 2013
Guy Vaadia

/s/ Puglisi & Associates	Authorized Representative in the United States	September 12, 2013
Puglisi & Associates

INDEX TO EXHIBITS

Exhibit No.	Description

4.1
Memorandum of Association of the Registrant and an amendment thereto (translated from Hebrew)(incorporated herein by reference to Exhibit 3.1 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.2
Amendment to Memorandum of Association of the Registrant (translated from Hebrew)(incorporated herein by reference to Exhibit 3.5 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.3
Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.3 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2012, filed on March 11, 2013).

4.4
RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant's Form F-1, Commission File No. 333-137930, filed on October 10, 2006).

4.5
Amendment to RRsat Global Communications Network Ltd.2006 Israel Equity Incentive Plan, dated May 15, 2011(incorporated herein by reference to Exhibit 4.4 to the Registrant's Form S-8, Commission File No. 333-175357, filed on July 6, 2011).

4.6
Amendment No. 2 to RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan, dated June 26, 2012 (incorporated herein by reference to Exhibit 4.6 to the Registrant's Form S-8, Commission File No. 333-183324, filed on August 15, 2012).

4.7	Amendment No. 3 to RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan, dated August 27, 2013.

5.1	Opinion of Naschitz, Brandes & Co., Advocates.

23.1	Consent of Naschitz, Brandes & Co., Advocates (included in Exhibit 5.1).

23.2	Consent of Somekh Chaikin, Member Firm of KPMG International, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (on signature page).